Exhibit 10.1

[Redacted] = Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted as the registrant has determined that certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type of information that the company treats as private and confidential.

Product Development Statement of Work (SOW)

Products : Nova B-sample development for Global OEM
Version : Rev 1.0 (May/9/2024)

This Statement of Work represents an agreement between Koito Manufacturing Co., Ltd. (“Koito”) and Cepton, Inc. (“Cepton”) for Cepton to perform on behalf of Koito the herein described services under the herein described terms, pursuant to the Master Outsourcing Agreement entered into by both parties on February 7, 2024 (“Agreement”), and incorporates all definitions and terms of that Agreement.
By signing below, Koito and Cepton have entered into this Statement of Work, effective as of the following signing date.

Signing Date

05/ 09/ 2024

Koito Manufacturing Co., Ltd.

/s/ Takayuki Katsuda
Name: Takayuki Katsuda
Title: Senior Managing Corporate Officer

Cepton, Inc.

/s/ Jun Pei
Name: Jun Pei
Title: Chief Executive Officer

The details of the Service Fees for this Statement of Work are as follows. **The Service Fees for Milestone B3 will be negotiated by the parties in good faith following completion of Milestone B2 CP provided that this Statement of Work remains in effect. Cepton has no performance obligations with respect to Milestone B3 until and unless the parties enter into an amendment to this Statement of Work providing for such Service Fees.

Table 1 Service Fees

Fee Type	Amount	Deliverables	Due date	Payment Date
B2 Commencement Fee (Retainer Fee)	$6,700,000.00	Engineering services for April, May, June 2024	Q2	May 30th , 2024

Milestone-Payment 1 (B2 CP)	$3,300,000.00	Drawing, 3D model, BOM, Schematics and SW for B2	June 15th, 2024	Jun 30th , 2024
Milestone-Payment 2 (B3)	**$2,700,000.00	Drawing, 3D model, BOM, Schematics and SW for B3	Nov 1st , 2024	Dec 27th, 2024
Total Fees	$12,700,000.00

1 Fact and Assumption.	4
1.1 Scope of the Document	4
1.2 Working Assumption	4
1.3 Project Timeline	5
1.4 Area to be covered by the SOW	5
2 Goal	6
2.1 General Goal	6
2.2 Detailed Goal	6
2.3 Product specification.	6
3 Detailed statement of Work #1.	7
3.1 Milestones.	7
3.2 Expectations for deliverables.	7
3.2.1 LiDAR Sample Delivery to [redacted]	7
3.2.2 LiDAR HW according to the maturity level described in section 3.4.1 .	7
3.2.3 LiDAR SW according to the maturity level described in section 3.4.1.	7
3.2.4 Supporting functions in LiDAR FW	7
3.3 Operational Details.	7
3.3.1 Key Contacts.	7
3.3.2 Task Tracking.	7
3.4 Required Product Maturity.	8
3.4.1 Feature Maturation Matrix.	8
3.5 Sample Delivery Schedule (to estimate ASIC demand) – To be updated.	8
3.6 Development Schedule for B2.	9
3.6.1 Hardware.	9
3.6.2 Software.	9
3.7 KPI Test to ensure point cloud maturity.	9
4 Detailed statement of Work #2.	10
4.1 Milestones.	10
4.2 Expectations for deliverables.	10
4.2.1 LiDAR Sample Delivery to [redacted]	10
4.2.2 LiDAR HW according to the maturity level described in section 3.4.1.	11
4.2.3 LiDAR SW according to the maturity level described in section 3.4.1.	11
4.3 Operational Details.	11
4.3.1 Key Contacts.	11
4.3.2 Task Tracking.	11
4.4 Required Product Maturity.	11
4.4.1 Feature Maturation Matrix.	11
4.4.2 Maturity Level Definition – Refer to CRS for details.	12
5 Additional Terms and Conditions.	21

1.Fact and Assumption

1.1 Scope of the Document
This SOW defines the scope of work for [redacted] short range LiDAR development.

Work #1	B-sample development to kick-off [redacted] Nova project and finalize products specifications.
Work #2	Calibration facility transfer from Cepton to Koito. Koito planned that the copy of Cepton calibration facility for [redacted] B1 sample is transferred to Koito for B2 sample production.

1.2 Working Assumption

Regarding problems discovered during B sample development and performance improvement requests from customers, Cepton and Koito will have a meeting to reach an agreement on countermeasure plans and a countermeasure schedule.

Project Information
Project: Nova for [redacted]

1.3 Project Timeline

[Redacted]

1.4 Area to be covered by the SOW

This SOW covers B1, B2 CP and B3 milestones. The Service Fees for Milestone B3 will be     negotiated by the parties in good faith following completion of Milestone B2 CP provided that this Statement of Work remains in effect. Cepton has no performance obligations with respect to Milestone B3 until and unless the parties enter into an amendment to this Statement of Work providing for such Service Fees.

2. Goal

2.1 General Goal

The goal of the Work#1 is to kick-off the [redacted] Nova development to meet B-sample     requirements and on-time parts delivery.

The goal of the Work#2 is to complete calibration facility and the system in Koito for B2 and B3 production on-time.

2.2 Detailed Goal
•Detailed milestone and deliverables for each works are defined in section 4 and 5.

2.3 Product specification
•Performance target is defined in appendix A.

3. Detailed statement of Work #1

3.1 Milestones
B1: Early prototype to scope Nova generic performance. [Redacted]
B2 CP (Check Point): A check point to confirm the 1st article of B2 prototype performance     internally. If the result is good, this prototype would be used for customer demonstration.
B2: For [redacted] data collection fleet. 100% point cloud maturity is required. First full HW allocation is required. To be used for DV test.
B3: Final B-sample. 100% final HW allocation is required.
C1: First Off-Tool parts. To be used for PV test.
C2: First Off-Tool and Off-Process parts.

3.2 Expectations for deliverables
3.2.1 LiDAR Sample Delivery to [Redacted] (A separate PO will be issued for each delivery.)
3.2.1.1 B1 sample delivery. [Redacted] units ([redacted]). First set of delivery shall be [redacted] .
3.2.1.2 B2 sample delivery. [Redacted] units total. First set of delivery shall be [redacted] .
3.2.1.3 B3 sample delivery. Quantity is [redacted]. First set of delivery shall be [redacted]
3.2.2 LiDAR HW according to the maturity level described in section 3.4.1 .
3.2.3. LiDAR SW according to the maturity level described in section 3.4.1.
3.2.4 Supporting functions in LiDAR FW
3.2.4.1 Blockage detection allocation by B2 sample
3.2.4.2 Range estimation allocation by B2 sample
3.2.4.3 Ego-motion estimation by B2 sample
3.2.5 Support for lidar calibration and EOL readiness in Koito

3.3 Operational Details
3.3.1 Key Contacts
Koito Project Owner: [redacted]
Koito Project Manager: [redacted]
Cepton Project Owner: [redacted]
Cepton Project Manager: [redacted]

3.3.2 Task Tracking
Milestones and detailed tasks are tracked by project manager of both parties.
Regular meetings are called by Koito or Cepton project manager.

3.4 Required Product Maturity
3.4.1 Feature Maturation Matrix
[Redacted]

3.5 Sample Delivery Schedule (to estimate ASIC demand) – To be updated
[Redacted]

3.6 Development Schedule for B2
3.6.1 Hardware
[Redacted]
3.6.2 Software
[Redacted]

3.7 KPI Test to ensure point cloud maturity.
KPI test should be determined and aligned with [redacted] to ensure the point cloud maturity. The details of the KPI test method and procedure to be determined between Koito and Cepton.

4. Detailed statement of Work #2

4.1 Milestones
Jun/10: Completion of calibration system and ready for production
May/15: Facility arrival in Koito
May/20: Software release (Only minor modification from Cepton facility)

[Redacted]

B1: Early prototype to scope Nova generic performance. [Redacted].
B2 CP (Check Point): A check point to confirm the 1st article of B2 prototype performance internally. If the result is good, this prototype would be used for customer demonstration.
B2: For [redacted] data collection fleet. 100% point cloud maturity is required. First full HW allocation is required. To be used for DV test.
B3: Final B-sample. 100% final HW allocation is required.
C1: First Off-Tool parts. To be used for PV test.
C2: First Off-Tool and Off-Process parts.
D1: PPAP ready

4.2 Expectations for deliverables
4.2.1 LiDAR Sample Delivery to [redacted] (A separate PO will be issued for each delivery.)
4.2.1.1 B2 sample delivery. [Redacted] units total. First set of delivery shall be 7/2/2024.
4.2.1.2 B3 sample delivery. Quantity is [redacted]. First set of delivery shall be 11/1/2024.
4.2.2 LiDAR HW according to the maturity level described in section 3.4.1.
4.2.3 LiDAR SW according to the maturity level described in section 3.4.1.

4.3 Operational Details
4.3.1 Key Contacts
Koito Activity Owner: [redacted]
Koito Project Manager: [redacted]
Koito Facility Engineer: [redacted]
Cepton Activity Owner: [redacted]
Cepton Project Manager: [redacted]

4.3.2 Task Tracking
Milestones are tracked by project manager, and detailed tasks are tracked by activity owner of both parties.

Regular meetings are called by Koito or Cepton activity owner or project manager.

4.4 Required Product Maturity
4.4.1 Feature Maturation Matrix
[redacted]

4.4.2 Maturity Level Definition – Refer to CRS for details
     Calibration to meet CRS maturity milestone as below.

[redacted]

5. Additional Terms and Conditions

1.Except as otherwise provided in this Amendment, the Master Outsourcing Agreement Terms will apply to the SOW.

2.Since this SOW is a design work based on Cepton’s existing technology. The deliverables provided to Koito under this SOW do not include intellectual property rights. Accordingly, Notwithstanding Section 7 of the Master Outsourcing Agreement Terms, Cepton will retain all of its Intellectual Property Rights in the Deliverables, and no Intellectual Property Rights therein will be assigned, transferred or otherwise conveyed to Koito.

3.Cepton may terminate this Statement of Work, for any or no reason, at any time without liability therefore upon written notice to Koito provided following substantial completion of Milestone B2 CP. Upon any such termination, Cepton will have no obligation to further perform under this Statement of Work and will have no obligation under Section 10.4.2.1(B) of the of the Master Outsourcing Agreement Terms.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.